UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 12, 2026

Date of Report

(Date of earliest event reported)

GMR Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43289	47-3615769
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Hwy 121, Suite 700, Lewisville, TX	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 459-4919

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, par value $0.0001 per share	GMRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 18, 2026, GMR Solutions Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) including Item 5.02(d) disclosure regarding the appointment of Jan Stern Reed to the Company’s Board of Directors (the “Board”), effective May 12, 2026. As of the filing of the Original 8-K, Ms. Reed was the Lead Independent Director but was not assigned to any committees of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 1, 2026, Ms. Reed’s preliminary committee assignments have been finalized. Ms. Reed is serving as the Chair of the Board’s Nominating, Corporate Governance and Compliance Committee and a member of the Board’s Audit Committee.

Signatures

Pursuant  to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GMR Solutions Inc.

Date: July 8, 2026
	By:	/s/ Thomas Cook
	Name:	Thomas Cook
	Title:	Executive Vice President, General Counsel and Secretary